INVESTMENT SUBADVISORY AGREEMENT

     This Investment Subadvisory Agreement is made the ____ day of _____________, 2002 by and between Meeder Asset Management, Inc., an Ohio corporation (the "Adviser"), and Norwich Union Investment Management Limited, a United Kingdom corporation (the "Subadviser").

                                    RECITALS
                                    --------

     A. Meeder Advisor Funds, a business trust organized and existing under the laws of the State of Massachusetts, is an open-end management investment company (the "Trust"), one of whose series is designated the Opportunity Fund (the "Fund").

     B. The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     C. The Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the 1940 Act.

     D. The Adviser has been retained by the Fund to provide investment advisory services to the Fund.

     E. The Adviser desires to retain the Subadviser to furnish it with portfolio management services in connection with the Adviser's investment advisory activities on behalf of the Fund, and the Subadviser is willing to furnish such services to the Adviser, in the manner and on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants of the parties herein, the parties agree as follows:

                                        I

                            INVESTMENT RESPONSIBILITY

     In accordance with and subject to the Investment Advisory Agreement between the Fund and the Adviser, attached hereto as Exhibit A (the "Advisory Agreement"), the Adviser hereby appoints the Subadviser to perform the portfolio management services described herein for the investment and reinvestment of the Fund's assets, subject to the control and direction of the Adviser and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser shall provide the Adviser with such investment advice and supervision as the latter may from time to time consider necessary or appropriate for the proper supervision of the Fund's investment assets. The Subadviser shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust and By-Laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the 1940 Act and to the Fund's then-current prospectus and statement of additional information. The Adviser shall provide the Subadviser with all information concerning the investment policies and restrictions of the Fund as the Subadviser may from time to time request or which the Trust deems necessary. In the event of any change in the investment policies or restrictions of the Fund, the Adviser will promptly provide Subadviser with all information concerning such change including, but not limited to, copies of all documents regarding the Fund filed by the Trust with the Securities and Exchange Commission.

     In particular, the Subadviser shall (i) continuously review, supervise and administer the investment program of the Fund; (ii) shall monitor regularly the relevant securities for the Fund (all such designated securities to be as defined from time to time in the Fund's current prospectus and statement of additional information) to determine if adjustments are warranted and, if so, to make such adjustments on a periodic basis; (iii) shall determine, in the Subadviser's discretion, the securities to be purchased or sold or exchanged in order to keep the Fund in balance with its designated investment strategy; (iv) shall determine, in the Subadviser's discretion, whether to exercise warrants or other rights with respect to the Fund's securities; (v) shall determine, in the Subadviser's discretion, whether the merit of an investment has been substantially impaired by extraordinary events or financial conditions, thereby warranting the removal of such securities from the Fund; (vi) shall provide the Fund with records concerning the Subadviser's activities which the Fund is required to maintain by law; and (vii) shall render regular reports to the Trust's officers and Trustees concerning the Subadviser's discharge of the foregoing responsibilities. The Subadviser shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's securities shall be exercised.

     The Subadviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end the Subadviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. The use of such discretion shall be subject to review by the Trustees of the Trust at any time and from time to time. The Trust, acting by its Trustees, may withdraw said discretion at any time, and may direct the execution of portfolio transactions for the Fund in any lawful manner different from that provided for herein. In connection with the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed to seek for the Fund, in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Subadviser or the Fund, subject to any applicable laws, rules and regulations.

                                       II

                             ALLOCATION OF EXPENSES
                             ----------------------

     The Subadviser shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section I above. It is understood that the Fund will pay all of its own expenses including, without limitation:

          a. The regular fees or special charges of any Custodian, Transfer Agent, Administrator, Registrar, Accounting Services Agent or Dividend Disbursing Agent allocable to the Fund.

          b. The Fund's pro rata share of the compensation or fees of the Trust's auditors and legal counsel, and compensation and costs relating to legal or administrative proceedings or to litigation.

          c. Income, franchise, stock transfer and other taxes attributable to the Fund.

          d. Initial or renewal fees payable to governmental agencies in connection with the filing of reports, notices, registration statements, and other material required to be filed in connection with the Fund's business.

          e. The Fund's pro rata share of any insurance or bond premiums.

          f. The Fund's pro rata share of association dues or assessments.

          g. Brokerage fees or commissions on all Fund transactions.

          h. The Fund's pro rata share of interest on borrowed funds or otherwise.

          i. The Fund's distribution (12b-1) and service fees to the extent permitted by the Fund's distribution (12b-1) and service plan.

          j. The Fund's pro rata share of the fees and meeting expenses of the non-interested Trustees of the Trust.

          k. The Fund's pro rata share of any of the Trust's or the Fund's printing and postage expenses attributable to the preparation and dissemination of reports, prospectuses and confirmations to Fund shareholders.

          l. Any extraordinary expenses attributable directly to the Fund.

                                       III

                                  COMPENSATION
                                  ------------

     For the services to be rendered by the Subadviser hereunder prior to the time the Subadviser gives the Adviser the "Notice" (as defined below), the Adviser shall pay to the Subadviser an annual investment subadvisory fee, computed and paid monthly, in an amount equal to $100.

     For the services to be rendered by the Subadviser hereunder after the Subadviser, in its sole discretion, gives the Adviser written notice that it has elected to charge the optional subadvisory fee schedule (the "Notice"), the Adviser shall pay to the Subadviser an annual investment subadvisory fee, computed and paid monthly, in an amount equal to 100% of the investment advisory fees received by the Adviser under the Advisory Agreement with regard to $10,000,000 of average net assets of the Fund, 30% of such advisory fees received by the Adviser with regard to the next $10 million of average net assets of the Fund and 65% of such advisory fees received by the Adviser with regard to average net assets of the Fund greater than $20,000,000.

     Before the Notice is given by the Subadviser to the Adviser, the Adviser shall reimburse the Fund for the following ordinary and customary expenses of the Fund: (a) the contractual fees of any Custodian, Transfer Agent, Administrator, Registrar, Accounting Services Agent or Dividend Disbursing Agent allocable to the Fund; (b) the Fund's pro rata share of the fees of the Trust's auditors and legal counsel (excluding fees and costs relating to legal or administrative proceedings or litigation); (c) renewal fees payable to governmental agencies in connection with the filing of reports, notices, registration statements, and other material required to be filed in connection with the Fund's business; (d) the Fund's pro rata share of any insurance or bond premiums; (e) the Fund's distribution (12b-1) and service fees to the extent permitted by the Fund's distribution (12b-1) and service plan; and (f) the Fund's pro rata share of the fees of the non-interested Trustees of the Trust and their meeting expenses; and (g) the Fund's pro rata share of any of the Trust's or the Fund's printing and postage expenses attributable to the preparation and dissemination of reports, prospectuses and confirmations to Fund shareholders. When the Notice is given by the Subadviser to the Adviser, the Adviser shall no longer be obligated to reimburse any of the Fund's expenses.

                                       IV

                           COVENANTS OF THE SUBADVISER
                           ---------------------------

     The Subadviser agrees that it will not deal with itself, or with the Board of Trustees of the Trust or the Adviser in making purchases or sales of securities or other property for the account of the Fund, and except as permitted by the 1940 Act, will not take a long or short position in the interests of the Fund except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current prospectus and statement of additional information of the Fund relative to the Subadviser, Adviser and the Trust's Trustees and officers. The Adviser will provide the Subadviser with the names of all related parties of the Board of Trustees of the Trust or the Adviser with whom the Subadviser may not deal. In the event of any change in these related parties, the Adviser will promptly notify the Subadviser.

                                        V

                    LIMITATION OF LIABILITY OF THE SUBADVISER
                    -----------------------------------------

     The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates (including, but not limited to, loss sustained by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security, in accordance with the then current prospectus and statement of additional information of the Fund), except for loss resulting from willful misfeasance, bad faith or gross negligence of the Subadviser in the performance of its duties or from recklesss disregard by the Subadviser of its obligations and duties under this Agreement. As used in this Section V, the term "Subadviser" shall include directors, officers and employees of the Subadviser as well as that corporation itself.

                                       VI

                          ACTIVITIES OF THE SUBADVISER
                          ----------------------------

     The services of the Subadviser to the Adviser are not to be deemed to be exclusive, the Subadviser being free to render investment advisory and/or other services to others. It is understood that Trustees, officers and employees of the Trust and holders of interests of the Fund are or may be or may become interested in the Subadviser, as directors, officers, employees, shareholders or otherwise and that directors, officers and employees of the Subadviser are or may become similarly interested in the Trust.

                                       VII

                            DURATION AND TERMINATION
                            ------------------------

     A. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and, except as otherwise provided below, shall remain in effect for a period of two years.

     B. This Agreement may be terminated immediately by the Adviser, by the Trustees of the Trust or by the "vote of a majority of the outstanding voting securities" of the Fund upon the occurrence of any of the following events:

          (1) the continuance of this Agreement after such two-year term is not "specifically approved at least annually" (a) by the vote of a majority of the Trustees who are not "interested persons" of the Fund or of the Subadviser or the Adviser at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of the Fund. However, if the shareholders of the Fund fail to approve this Agreement as provided herein, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder;

          (2) a material breach of this Agreement by the Subadviser;

          (3)  the   falsity  in  any   material   respect   of  any   warranty,
     representation or statement made by or on behalf of the Subadviser in connection with this Agreement;

          (4) there is an "assignment" of this Agreement;

          (5) the Subadviser fails to achieve and maintain the performance standard to be mutually agreed upon and specified in writing by the Adviser and the Subadviser as specified in Section VIII hereof; or

          (6) the Advisory Agreement is terminated or not renewed.

     C. This Agreement may be terminated at any time by the Adviser, by the Trustees of the Trust or by the "vote of a majority of the outstanding voting securities" of the Fund, upon at least 60 days written notice to the Subadviser.

     D. This Agreement may be amended only if such amendment is approved by the "vote of a majority of the outstanding voting securities" of the Fund and by vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     E. The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission thereunder.

     F. This Agreement may be terminated at any time by the Subadviser, without the payment of any penalty, upon at least 60 days written notice to the Adviser.

     G. This Agreement may be terminated immediately by the Subadviser upon the occurrence of any of the following:

          (i) a material breach of this agreement by the Adviser; or

          (ii)  the   falsity  in  any   material   respect  of  any   warranty,
     representation or statement made by or on behalf of the Adviser in connection with this Agreement.

                                      VIII

                                   PERFORMANCE
                                   -----------

     The Adviser and the Subadviser shall negotiate in good faith and use their best efforts to agree on a performance standard against which the Subadviser's investment performance shall be measured. The performance standard to be agreed upon by the Adviser and the Subadviser shall be specified in writing and shall be attached hereto and incorporated by reference herein as Exhibit B.

                                       IX

                                  MISCELLANEOUS
                                  -------------

     Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 adopted under the 1940 Act which are prepared or maintained by the Subadviser on behalf of the Fund are the property of the Fund and shall be surrendered promptly to the Fund on request.

     The holders of the record interests, Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     Except to the extent the provisions of this Agreement are governed by federal law, they shall be governed by the law of Ohio without reference to its choice of law principles.

     This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof.

     This Agreement may be executed in two or more counterparts, each of which shall be considered an original.

     If there are any conflicts between the provisions of this Agreement and the provisions of the 1940 Act or the regulations promulgated thereunder, the provisions of the 1940 Act and such regulations shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        MEEDER ASSET MANAGEMENT, INC.


                                        By:______________________________
                                        Its:_____________________________


                                        NORWICH UNION INVESTMENT
                                        MANAGEMENT LIMITED

                                        By:_______________________________
                                        Its:______________________________

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